Exhibit 99.1

LIVE NATION ENTERTAINMENT
REPORTS THIRD QUARTER 2023 RESULTS
“Today we delivered our strongest quarter ever and are on pace for a record 2023, driven in good part by the acceleration of structural growth in the live entertainment industry. While we have benefitted from tailwinds for many years, it has accelerated due to the globalization of our business along with a fundamental shift in consumer spending habits toward experiences. With the majority of opportunity still untapped from Milan to Bogotá to Tokyo and beyond, we expect the industry will continue growing in 2024 and for years to come.” –Michael Rapino, President and CEO, Live Nation Entertainment

3Q23 FINANCIAL OVERVIEW: Record quarter, on pace for record year
(reported FX)
•Revenue Up 32% to $8.2 billion in Q3; and Up 36% to $16.9 billion year-to-date
•Operating Income Up 22% to $619 million in Q3; and Up 35% to $1.1 billion year-to-date
•AOI Up 35% to $836 million in Q3; and Up 33% to $1.7 billion year-to-date
•Year-to-date Operating Cash Flow of $762 million
•Year-to-date Free Cash Flow — Adjusted of $1.3 billion, converting 72% of AOI
•EPS Up 28% to $1.78 in Q3; Up 50% to $2.59 year-to-date

View how these results compare to past quarters in the 3Q23 Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

OUTLOOK: Continued momentum through 2023 and into 2024
(based on leading indicators through mid-October)
2023
•Record number of fans: 140 million tickets sold year-to-date for Live Nation shows this year, up 17% year-over-year and already surpassing full year 2022 total of 121 million
•Record Ticketmaster volume expected: 257 million fee-bearing tickets sold year-to-date, up 22% year-over-year; on track to manage over 600 million tickets this year, including well over 300 million fee-bearing tickets
•Record Sponsorship results expected: On pace for double-digit AOI growth this year
•Strong Projected Free Cash Flow — Adjusted: Percentage conversion for the full-year is now projected to be in the mid-60s
2024
•Strong concert calendar: Event-related deferred revenue up 39% to $2.6 billion (vs 3Q22), reflecting continued momentum into 2024
•Growing touring pipeline: Roughly half of expected show count booked for large venues, up double-digits
•Continued strong sponsorship growth: Two-thirds of expected commitments already booked, up double-digits

•Record quarter for Concerts (vs 3Q22):
•Revenue up 32% to $7 billion
•AOI up 21% to $341 million
•Margins up year-to-date with significant full-year margin expansion expected relative to 2022
•Record attendance fueled by strength across all markets, venues and price points (year-to-date vs same period 2022):
•Overall fan growth of 21% with International markets up 34% and North America up 13%

•Venue Nation continues expanding fan hospitality (year-to-date vs same period 2022):
•Ancillary per fan revenue continues to grow at operated venues:
◦Amphitheaters: up 10% to over $40 year-to-date
◦Theaters and clubs: up double-digits globally
•Growth in on-site spending drove per-fan profitability at operated venues up double-digits, well outpacing cost inflation
•55 million fans expected at our operated venues in 2023, up double-digits from 49 million fans in 2022

•Global fan demand and client wins drive record ticketing results (vs 3Q22):
•Revenue up 57% to $833 million
•AOI up 94% to $316 million
•17 million net new client tickets added year-to-date, with half coming from International markets
•Full-year margins expected to remain in the high 30s
•High demand for concert tickets drives record fee-bearing global transaction value (vs 3Q22):
•Total fee-bearing GTV up 36% to $10 billion with North America up 32% and International markets up 49%; 90% of the growth driven by global concert ticket sales

•Sponsorship performance driven by global platforms (vs 3Q22)
•Revenue up 7% to $367 million
•AOI up 11% to $250 million
•Full-year margins expected to remain in the low 60s
•2023 planned sponsorship fully committed, at over $1 billion in revenue
•New large multi-year deal with Mastercard driven by our international concerts platform

- - - - - - - - -

ADDITIONAL FINANCIAL INFORMATION:
•2023 capital expenditures forecast is $450 million with two-thirds on revenue-generating projects. Year-to-date capital expenditures of $258 million is primarily in concerts, driven by on-site venue enhancements and the expansion of our venue portfolio
•Below-the-line impact to 2023 EPS: annual accretion is expected to be approximately 60% higher than 2022, primarily driven by OCESA performance
•Foreign exchange rates not expected to materially impact 2023 revenue, operating income or AOI
•For the first nine months of 2023, our fully diluted share count was 235 million, down from 239 million in 2022 for the same period
•Balance sheet and liquidity remain strong:
•Approximately 87% of debt is at a fixed rate, with an weighted-average cost of debt of 4.8%
•Year-to-date interest income of $175 million is up $128 million from the same period last year, rising significantly faster than interest expense

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 3Q23 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – THIRD QUARTER
(unaudited; $ in millions)

	Q3 2023 Reported	Q3 2022 Reported	Growth	Q3 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$6,974.3	5,292.6	32%	$6,849.7	29%
Ticketing	832.6	531.6	57%	824.1	55%
Sponsorship & Advertising	366.8	343.0	7%	356.4	4%
Other and Eliminations	(21.7)	(13.7)	*	(21.8)	*
	$8,152.0	$6,153.5	32%	$8,008.4	30%

Consolidated Operating Income	$618.5	$506.2	22%	$602.6	19%

Adjusted Operating Income (Loss)
Concerts	$340.9	280.8	21%	$330.2	18%
Ticketing	316.4	163.2	94%	313.3	92%
Sponsorship & Advertising	250.3	226.2	11%	244.2	8%
Other and Eliminations	(6.8)	(3.4)	*	(6.8)	*
Corporate	(64.7)	(46.1)	(40)%	(64.7)	(40)%
	$836.1	$620.7	35%	$816.2	31%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – NINE MONTHS
(unaudited; $ in millions)

	9 Months 2023 Reported	9 Months 2022 Reported	Growth	9 Months 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$13,888.8	$10,098.2	38%	$13,799.7	37%
Ticketing	2,219.7	1,587.3	40%	2,215.9	40%
Sponsorship & Advertising	839.8	722.5	16%	825.0	14%
Other and Eliminations	(38.2)	(17.5)	*	(38.2)	*
	$16,910.1	$12,390.5	36%	$16,802.4	36%

Consolidated Operating Income	$1,147.7	$852.0	35%	$1,131.7	33%

Adjusted Operating Income (Loss)
Concerts	$509.8	$354.6	44%	$497.7	40%
Ticketing	880.2	600.2	47%	875.2	46%
Sponsorship & Advertising	548.9	474.2	16%	541.5	14%
Other and Eliminations	(32.9)	(9.8)	*	(33.0)	*
Corporate	(160.5)	(109.8)	(46)%	(160.5)	(46)%
	$1,745.5	$1,309.4	33%	$1,720.9	31%

* Percentages are not meaningful

Reconciliation of Adjusted Operating Income to Operating Income (Unaudited)

	Q3 2023	Q3 2022	9 Months 2023	9 Months 2022
	(in millions)
Adjusted Operating Income	$836.1	$620.7	$1,745.5	$1,309.4
Acquisition expenses	41.0	7.6	79.1	29.2
Amortization of non-recoupable ticketing contract advances	16.9	15.7	58.5	56.1
Depreciation and amortization	130.7	102.1	382.4	318.5
Gain on sale of operating assets	(1.6)	(35.3)	(8.1)	(32.6)
Stock-based compensation expense	30.6	24.4	85.9	86.2
Operating income	$618.5	$506.2	$1,147.7	$852.0

KEY OPERATING METRICS
(unaudited)

	Q3 2023	Q3 2022	9 Months 2023	9 Months 2022
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	9,080	8,267	23,500	21,060
International	3,010	2,960	10,736	9,429
Total estimated events	12,090	11,227	34,236	30,489
Estimated fans:
North America	34,192	29,187	60,323	53,442
International	18,085	15,217	47,927	35,702
Total estimated fans	52,277	44,404	108,250	89,144
Ticketing (2)
Estimated number of fee-bearing tickets	89,300	73,378	240,445	196,907
Estimated number of non-fee-bearing tickets	66,083	61,933	210,519	189,663
Total estimated tickets sold	155,383	135,311	450,964	386,570

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q3 2023	Q3 2022
Net cash used in operating activities	$(884.4)	$(619.0)
Less: Changes in operating assets and liabilities (working capital)	1,595.6	1,184.3
Free cash flow from earnings	$711.2	$565.3
Less: Maintenance capital expenditures	(27.8)	(21.7)
Distributions to noncontrolling interests	(16.2)	(15.8)
Free cash flow — adjusted	$667.2	$527.8

Net cash used in investing activities	$(164.8)	$(115.0)

Net cash used in financing activities	$(28.6)	$(37.6)

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	9 Months 2023	9 Months 2022
Net cash provided by operating activities	$762.4	$928.4
Less: Changes in operating assets and liabilities (working capital)	728.0	206.4
Free cash flow from earnings	$1,490.4	$1,134.8
Less: Maintenance capital expenditures	(72.5)	$(56.8)
Distributions to noncontrolling interests	(153.8)	(81.9)
Free cash flow — adjusted	$1,264.1	$996.1

Net cash used in investing activities	$(464.0)	$(359.7)

Net cash provided by (used in) financing activities	$44.9	$(175.2)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2023
Cash and cash equivalents	$5,948.5
Client cash	(1,278.3)
Deferred revenue — event-related	(2,580.8)
Accrued artist fees	(405.0)
Collections on behalf of others	(88.1)
Prepaid expenses — event-related	998.5
Free cash	$2,594.8

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s pacing for a record 2023, with expectations that the industry will continue growing in 2024 and for years to come; expectations for record Ticketmaster volume in 2023; the company’s momentum for 2024, including the strength of the company’s concert calendar based on event-related deferred revenue, growth in the touring pipeline with roughly half of expected show count booked for large venues, and continued strong sponsorship growth with two-third of expected commitments already booked; current pacing and expectations for double-digit adjusted operating income growth in 2023 for the company’s sponsorship and advertising segment; current full-year 2023 margin expectations for the company’s concerts, ticketing, and sponsorship and advertising businesses; current expectations for fan attendance at the company’s operated venues in 2023; current expectations for 2023 capital expenditures, including revenue-generating projects; anticipated increase to earnings per share accretion for 2023, driven primarily by OCESA performance; expectations that foreign exchange rates will not materially impact 2023 revenue, operating income, or adjusted operating income; and strong projected free cash flow—adjusted conversion for the full year in 2023.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$5,948,511	$5,606,457
Accounts receivable, less allowance of $71,553 and $63,294, respectively	2,503,135	1,465,383
Prepaid expenses	1,424,561	949,826
Restricted cash	6,851	5,917
Other current assets	123,620	131,939
Total current assets	10,006,678	8,159,522
Property, plant and equipment, net	1,955,906	1,487,663
Operating lease assets	1,594,093	1,571,395
Intangible assets
Definite-lived intangible assets, net	1,123,151	1,050,622
Indefinite-lived intangible assets, net	376,964	368,712
Goodwill	2,653,526	2,529,380
Long-term advances	510,633	568,558
Other long-term assets	919,622	724,989
Total assets	$19,140,573	$16,460,841
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,742,004	$1,791,025
Accounts payable	276,982	180,076
Accrued expenses	3,315,483	2,368,434
Deferred revenue	3,083,668	3,134,800
Current portion of long-term debt, net	50,609	620,032
Current portion of operating lease liabilities	150,304	140,232
Other current liabilities	132,471	68,716
Total current liabilities	8,751,521	8,303,315
Long-term debt, net	6,546,061	5,283,467
Long-term operating lease liabilities	1,673,750	1,654,525
Other long-term liabilities	468,504	455,971
Commitments and contingent liabilities
Redeemable noncontrolling interests	835,768	669,766
Stockholders' equity
Common stock	2,293	2,285
Additional paid-in capital	2,411,302	2,698,316
Accumulated deficit	(2,197,221)	(2,971,229)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	12,242	(90,076)
Total Live Nation stockholders' equity	221,751	(367,569)
Noncontrolling interests	643,218	461,366
Total equity	864,969	93,797
Total liabilities and equity	$19,140,573	$16,460,841

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Revenue	$8,152,019	$6,153,535	$16,910,132	$12,390,517
Operating expenses:
Direct operating expenses	6,330,465	4,707,848	12,610,832	9,045,893
Selling, general and administrative expenses	974,150	805,910	2,533,066	2,048,305
Depreciation and amortization	130,653	102,093	382,352	318,489
Gain on disposal of operating assets	(1,583)	(35,285)	(8,092)	(32,555)
Corporate expenses	99,802	66,720	244,295	158,377
Operating income	618,532	506,249	1,147,679	852,008
Interest expense	86,215	70,514	257,425	205,722
Loss on extinguishment of debt	—	—	18,366	—
Interest income	(78,107)	(25,809)	(174,872)	(46,565)
Equity in losses (earnings) of nonconsolidated affiliates	(5,382)	14,283	(15,047)	8,040
Other expense, net	19,251	7,960	24,235	22,398
Income before income taxes	596,555	439,301	1,037,572	662,413
Income tax expense	55,874	41,898	121,362	85,589
Net income	540,681	397,403	916,210	576,824
Net income attributable to noncontrolling interests	57,186	36,001	142,202	77,804
Net income attributable to common stockholders of Live Nation	$483,495	$361,402	$774,008	$499,020

Basic net income per common share available to common stockholders of Live Nation	$1.85	$1.47	$2.63	$1.79
Diluted net income per common share available to common stockholders of Live Nation	$1.78	$1.39	$2.59	$1.73

Weighted average common shares outstanding:
Basic	228,787,263	225,761,777	228,497,712	224,123,130
Diluted	244,163,678	243,686,803	235,146,395	239,617,920

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$483,495	$361,402	$774,008	$499,020
Accretion of redeemable noncontrolling interests	(60,882)	(29,915)	(172,436)	(97,723)
Net income available to common stockholders of Live Nation—basic	$422,613	$331,487	$601,572	$401,297
Convertible debt interest, net of tax	10,877	6,365	7,835	12,124
Net income available to common stockholders of Live Nation—diluted	$433,490	$337,852	$609,407	$413,421

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$916,210	$576,824
Reconciling items:
Depreciation	193,654	162,943
Amortization	188,698	155,546
Amortization of non-recoupable ticketing contract advances	58,518	56,121
Deferred income tax benefit	(10,419)	(155)
Amortization of debt issuance costs and discounts	13,707	12,333
Loss on extinguishment of debt	18,366	—
Stock-based compensation expense	85,905	86,178
Unrealized changes in fair value of contingent consideration	42,092	23,601
Equity in losses of nonconsolidated affiliates, net of distributions	7,013	31,420
Provision for uncollectible accounts receivable	35,707	40,736
Gain on mark-to-market of equity investments	(46,720)	(6,757)
Other, net	(12,249)	(4,077)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(1,014,739)	(1,009,472)
Increase in prepaid expenses and other assets	(479,434)	(297,379)
Increase in accounts payable, accrued expenses and other liabilities	916,619	1,536,196
Decrease in deferred revenue	(150,487)	(435,701)
Net cash provided by operating activities	762,441	928,357
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(129,532)	(58,307)
Collections of notes receivable	9,550	16,473
Investments made in nonconsolidated affiliates	(45,439)	(73,335)
Purchases of property, plant and equipment	(304,882)	(205,987)
Cash acquired from (paid for) acquisitions, net of cash paid (acquired)	29,151	(38,770)
Purchases of intangible assets	(36,653)	(6,764)
Other, net	13,841	6,962
Net cash used in investing activities	(463,964)	(359,728)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	988,310	5,750
Payments on long-term debt	(625,659)	(29,462)
Contributions from noncontrolling interests	15,488	14,340
Distributions to noncontrolling interests	(153,789)	(81,852)
Purchases and sales of noncontrolling interests, net	(89,819)	(27,104)
Payments for capped call transactions	(75,500)	—
Proceeds from exercise of stock options	8,343	35,698
Taxes paid for net share settlement of equity awards	(9,001)	(46,953)
Payments for deferred and contingent consideration	(13,690)	(45,164)
Other, net	249	(472)
Net cash provided by (used in) financing activities	44,932	(175,219)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(421)	(325,011)
Net increase in cash, cash equivalents, and restricted cash	342,988	68,399
Cash, cash equivalents and restricted cash at beginning of period	5,612,374	4,887,792
Cash, cash equivalents and restricted cash at end of period	$5,955,362	$4,956,191